Exhibit 4.3 – Form of Underwriter Warrant

Warrant Certificate #_________	________ Warrants

THE WARRANT EVIDENCED HEREBY, AND THE SECURITIES ISSUABLE HEREUNDER, HAVE BEEN AND SHALL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE SECURITY LAWS. THE WARRANT AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND SHALL NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED DISPOSITION IS THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS IN CONNECTION WITH SUCH DISPOSITION.

Asia Cork Inc.

FORM OF UNDERWRITER UNIT PURCHASE WARRANT

Original Issue Date:  January ____, 2011

_________ Warrants are Issued to   ___________________ (“Holder”)

by Asia Cork Inc., a Delaware corporation (hereinafter referred to as the “Company”).  The term “Holder” shall include the Holder’s legal representatives, heirs, successors and assigns.  This Warrant may be transferred by the Holder only in accordance with the provisions of Section 10.

1.           Exercise of Warrant.

1.1           General.  For value received by the Company from the offering of units, comprised of one (1) share of the Company’s common stock, par value $0.0001 (“Common Stock”) and one (1) warrant to purchase one (1) share of Common Stock (collectively, a “Unit”), pursuant to that certain registration statement No. 333-164893 (the “Registration Statement” and such offering, the “Offering”), and subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant, (with the exercise notice form annexed hereto as Exhibit I (the “Exercise Notice”) duly executed) at the office of the Company at [ADDRESS], or such other office in the United States of which the Company shall notify the Holder hereof in writing, to purchase up to ___________ Units (such underlying Units, the “Warrant Units” and the Warrant Units together with the Common Stock underlying the warrants within the Warrant Units, the “Underlying Securities”) at an exercise price of $_______ per Unit (the “Exercise Price”), which price is equal to one hundred and twenty percent (120%) of the public offering price pursuant to the Offering (such price, the “Public Offering Price”).  Upon receipt of a fully executed Exercise Notice the Company shall issue to the Holder or its designee the amount of Units indicated in such Exercise Notice.  Such amount of Units may be all or any portion of the Warrant Units.

1.2           Net Exercise.  This Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a net exercise, including a calculation of the number of Units to be issued upon such exercise in accordance with the terms hereof (a “Net Exercise”).  In the event of a Net Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of Units determined by multiplying the number of Warrant Units to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price and the Applicable Exercise Price, and the denominator of which shall be the then current Market Price (defined below). “Market Price” shall be defined as a price per share of Common Stock equal to a nine percent (9%) discount to the closing bid price per share of Common Stock on any national securities exchange on the day immediately prior to the date of the Exercise Notice.

For the purposes of example only and without any legal effect or validity, if the holder is exercising [____] Warrants with a per Warrant Exercise Price of $[___] per share through a Net Exercise when the Common Stock's current Market Price per share is $[___] per share, then upon such Net Exercise the holder will receive [____] shares of Common Stock.

1.3           Limitation on Exercise.  The Holder may exercise this Warrant according to its terms prior to 5:00 p.m., Eastern Time, on January [__], 2016 (the “Expiration Date”); provided, however, that the Holder may not exercise this Warrant prior to July [__], 2011 (the “Exercisable Date”)

2.           Issuance of Stock Certificates and Warrants.  As promptly as practicable after surrender of this Warrant, the Company shall issue and deliver to the Holder both: (a) a certificate or certificates for the Common Stock, in certificates of such denominations and in such names as the Holder may specify; and (b) a warrant or warrants for one (1) share of Common Stock per warrant, in a form substantially similar to that set forth on Exhibit II attached hereto, and in such name(s) as the Holder may specify.

3.           Payment of Applicable Exercise Price.  Payment of the Applicable Exercise Price shall be made by check made payable to the order of the Company or wire transfer of immediately available funds to a bank account designated by the Company.  The “Applicable Exercise Price” shall be the Exercise Price, unless prior to the date of exercise, the Exercise Price has been reduced to the Adjusted Exercise Price pursuant to Section 4.1.

4.           Adjustment for Dividends, Distributions, Subdivisions, Mergers, Consolidations, Sale of Assets or Issuances of Securities.

4.1          Manner of Adjustment.

(a)           Stock Dividends, Distributions or Subdivisions.  In the event the Company shall issue shares of Common Stock in a stock dividend, stock distribution or subdivision, the Applicable Exercise Price in effect immediately before such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased and the number of Units purchasable by exercise of this Warrant shall be proportionately increased.

(b)           Adjustment for Reclassification, Exchange or Substitution.  In the event that any class of securities issuable upon the exercise of this Warrant shall be changed into the same or a different number of any class or classes of securities, whether by capital reorganization, reclassification or otherwise (other than any event addressed by Sections 4.1(a) or 4.1(c)), then and in each such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of securities into which such Warrant might have been exercisable for immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(c)           Adjustment for Merger, Consolidation or Sale of Assets.  In the event that the Company shall merge or consolidate with or into another entity or sell all or substantially all of its assets, this Warrant shall thereafter be exercisable for the kind and amount of shares of Common Stock or other securities or property to which a holder of the number of securities deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions set forth in this Section 4(c) with respect to the rights and interest thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Section 4(c) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

(d)           Adjustment for Issuances of Securities.  In the event that on or prior to the date, which is two (2) years from the date of the closing of the Offering, the Company issues or sells any shares of stock, any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares of Common Stock or options to purchase such shares issued to employees, consultants, officers or directors in accordance with stock plans approved by the Company’s board of directors) at an effective price per security which is less than the Applicable Exercise Price immediately prior to such sale or issuance (such lower effective price per share, the “Adjusted Exercise Price”), then the Applicable Exercise Price shall be reduced effective concurrently with such issue or sale to an amount equal to the Adjusted Exercise Price.

4.2           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Applicable Exercise Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

4.3           Closing of Books.  The Company shall at no time close its transfer books against the transfer of any shares of Common Stock or other securities issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely and proper issuance of such shares.

5.           Covenants of the Company.  During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced hereby, a sufficient number of securities of the class issuable upon exercise of this Warrant to provide for the exercise of such rights.  All securities which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.  Upon surrender for exercise, this Warrant shall be canceled and shall not be reissued; provided, however, that upon the partial exercise hereof a substitute Warrant of like tenor and date representing the rights to subscribe for and purchase any such unexercised portion hereof shall be issued.

6.           No Rights as Shareholder Until Exercise.  This Warrant shall not entitle the Holder to any voting rights or any other rights as a stockholder of the Company but upon presentation of this Warrant at the office of the Company referenced in Section 1 above pursuant to the provisions of this Warrant, the Holder shall forthwith be deemed a stockholder of the Company in respect of the securities for which the Holder has so subscribed and paid.

7.           No Change Necessary.  The form of this Warrant need not be changed because of any adjustment in the Applicable Exercise Price or in the number of securities issuable upon its exercise.  A Warrant issued after any adjustment or any partial exercise or upon replacement may continue to express the same Applicable Exercise Price and the same number of Warrant Units (appropriately reduced in the case of partial exercise) as are stated on this Warrant as initially issued, and that Applicable Exercise Price and that number of Warrant Units shall be considered to have been so changed as of the close of business on the date of adjustment.

8.           Addresses for Notices.  All notices, requests, consents and other communications hereunder shall be in writing, either delivered by hand or mailed by registered or certified mail, return receipt requested, or sent by facsimile, and shall be deemed to have been duly made when delivered:

If to the Holder, to the Holder’s address as shown on the books of the Company; or

If to the Company, to the address set forth on the first page of this Warrant.

9.           Substitution.  In the case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably  satisfactory to the Company of the loss, theft, or destruction of such Warrant (including, without limitation, a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction).

10.          Transfer Restrictions.  This Warrant shall not be transferable by the Holder until the Exercisable Date; provided, however, that there shall be no limitation or restriction of any kind on the transfer of this Warrant to (a) any successor, member, officer or manager of the Holder, (b) any officer, manager or member of any such successor, (c) any Underwriter as defined in the Registration Statement, or (d) members of the selling group.

11.          No Redemption.  This Warrant shall not be redeemable by any party, including without limitation the Company or any successor thereto and the Holder shall have no obligation to redeem this Warrant.

12.          Registration Rights.     The Holder shall have the right to compel the Company one (1) time prior to the Termination Date, to register any portion of the Underlying Securities at the expense of the Company.  The Holder shall have the right to compel the Company one (1) time prior to the Termination Date, to register any portion of the Underlying Securities at the expense of the Holder.  For a period of seven (7) years after the closing of the Offering, the Holder shall have piggyback registration rights with respect to the Underlying Securities at the expense of the Company.

13.          Remedies.  Each party stipulates that the remedies at law in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are and shall not be adequate, and that such terms may be specifically enforced by a decree for that specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.          Governing Law; Jurisdiction and Venue.  This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without regard to its principles of conflicts of laws.  The Company and Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be adjudicated before a court located in New York City, New York County and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of York located in New York County with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities hereunder.

15.          Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company.  For the purposes of this Warrant an email shall not be considered such an “instrument of writing”.

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IN WITNESS WHEREOF, the parties have caused this Warrant to be executed this ______day of January, 2011.

ASIA CORK, INC.

By:
__________________, CEO

Exhibit I
EXERCISE NOTICE

ASIA CORK INC.

Warrant No. ______

Original Issue Date:  January ___, 2011

Ladies and Gentlemen:

(1)           The undersigned hereby elects to exercise the above-referenced Warrant with respect to ____________ Units.  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)           Pursuant to this Exercise Notice, the Company shall deliver to the Holder the number of Units determined in accordance with the terms of the Warrant.

HOLDER:

(Print name)

By:

Title:

Exhibit II

Form of Warrant